UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2012

Virtus Investment Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10994	95-4191764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pearl St., 9th Floor, Hartford, CT		06103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 16, 2012, the Company held its annual meeting of stockholders (the “Meeting”) in Hartford, Connecticut. Each of the proposals voted on at the Meeting were approved by the Company’s stockholders. The final results for the votes regarding each proposal are set forth below.

Item 1. Election of Directors. The holders of record of the Company’s common stock elected two Class I directors as follows:

Director	For	Withheld	Broker Non Votes

Diane M. Coffey	5,411,014	113,294	818,039
Timothy A. Holt	5,411,655	112,653	818,039

Item 2. Ratification of the Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved by the Company’s stockholders with 6,336,361 votes “For”; 3,695 votes “Against”; and 2,291 votes “Abstained.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: May 18, 2012	By:	/s/ Mark S. Flynn
		Name:	Mark S. Flynn
		Title:	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer